Exhibit 5.1

JONES DAY

1221 PEACHTREE STREET, N.E.  •  SUITE 400  •  ATLANTA, GEORGIA  30361

TELEPHONE: +1.404.521.3939 • JONESDAY.COM

June 20, 2024

Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, GA 30319

Re:         Registration Statement on Form S-8 filed by Gray Television, Inc.

Ladies and Gentlemen:

We have acted as counsel for Gray Television, Inc., a Georgia corporation (the “Company”), in connection with the registration of 10,000,000 shares (the “Shares”) of common stock, no par value per share, of the Company that may be issued or delivered and sold pursuant to the Gray Television, Inc. Capital Accumulation Plan (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan will be, when issued or delivered and sold in accordance with the Plan, validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Georgia, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which such Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Jones Day

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